Exhibit 23.6


BEFEC-PRICE WATERHOUSE                      Serge YABLONSKY
34, Place des Corrolles                     6 rue Le Sueur
Tour AIG - Cedex 105                        75116 PARIS
92908 Paris La Defense 2




                    Consent of Independent Auditors

Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE

               We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv ASP Employee Investment Plan (the "Form S-8") and to the use of our report dated January 27, 1997, with respect to the financial statements of Autoliv France SNC, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the Registration Statement on Form S-4 of Autoliv, Inc. (File No. 333-23813) which, in turn, has been incorporated by reference in the Form S-8.


Paris, France
April 30, 1997


For BEFEC-PRICE WATERHOUSE                  For Serge YABLONSKY
Statutory auditor                           Statutory auditor


/S/ J. VANTALON                             /S/ S. YABLONSKY
J. Vantalon                                 S. Yablonsky